FRAMEWORK
AGREEMENT

between

ALSTOM (Switzerland) Ltd.
Brown Boveri Str. 7
5401 Baden
Switzerland

hereinafter referred to as “Alstom”

and

Mantra Energy Alternatives Ltd
4-2119 152nd Street South
Surrey, BC V4A 4N7
Canada

hereinafter referred to as “Mantra”

both parties hereinafter referred to individually as a “Party” or collectively as “Parties”

concerning

Mantra Alstom Framework Agreement 8-K Exhibit 10.1 Blacked Out Version	1

This Framework Agreement, together with its Appendixes and Addendums attached hereto, (the “Agreement”) is entered into by and among Mantra and Alstom as of [Month] [Day]st, 2013 (the “Effective Date”),

RECITALS:

WHEREAS, Alstom has expertise, capabilities, technologies and patent applications with the respect to the development of manufacture of industrial products, systems, equipment and services in connection with the capture and utilization of carbon dioxide in power generation and industrial setting, including the conversion of CO2 to chemical products.

WHEREAS, Mantra owns Intellectual Property related to the electrochemical conversion of carbon dioxide to chemical products, and has the foundation of knowledge and the internal and external expertise and know-how necessary to develop new CO2 conversion processes.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties agree as follows:

1.	Definitions

1.1

“Affiliate” shall mean any entity that is controlled by, controls, or is under common control with Mantra or Alstom, as the case may be. For this definition, control shall mean (a) direct or indirect ownership of more than fifty per cent (50%) interest in the income of the entity in question; provided, however, that is local law requires a minimum percentage of local ownership, control shall be established by direct or indirect beneficial ownership of one hundred (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise); or (c) any other relationship that, in fact, constitutes actual control.

1.2

“Approved Subcontractors” means Third Party service providers and subcontractors under a contract or similar agreement with a Party and/or its Affiliates in furtherance of or to assist a Party (and such Party’s Affiliates, as appropriate) in analytic, research, diagnostic, pilot, demonstrative and validation purpose or studies in such Party’s performance of the Pilot Project.

1.3

“Background IPR” means any invention, design, technology, know-how, patent or any other IPR (i) which was owned by a Party and/or by an Affiliate of such Party as of the effective date this Agreement, or (ii) which is developed or created by a Party or an Affiliate of such Party after the effective date of this Agreement provided it is not developed by a Party directly in association with the Project, or (iii) which is acquired from a third party before or after the effective date of this Agreement.

1.4

“Confidential Information” means information and material disclosed by or on behalf of one Party and/or its Affiliates (the “Discloser”) to the other Party and/or its Affiliates (the “Recipient”) after this Agreement is entered into, of whatsoever nature (whether oral, written, magnetic, electronic, graphic, digitised or in any other form) and howsoever stored (including in hard copy, electronically or otherwise), provided that written information or material is clearly marked in a conspicuous place as “Confidential” or “Proprietary” (or words of similar import) and an oral information is within thirty (30) days of such oral disclosure confirmed in writing as confidential or proprietary, containing or consisting of information or material of a technical, financial, operational commercial, administrative, legal or planning nature or in the nature of intellectual property of any kind, and relating (wholly or in part) to this Agreement and/or the Project,

1.5

“Foreground IPR” means any invention, design, technology, know-how, patent or any other IPR developed by a Party and/or its Affiliates during the term of the Project, limited to the extent, however, it has been developed directly as a result of the Project. For the avoidance of doubt, Foreground IPR does not include any Third Party IPR except for a Party’s Affiliates, and Approved Subcontractors performing work under a Project. .

1.6

“FTE” means the efforts of one or more employees of a particular Party and/or its Affiliates (or employees of Approved Subcontractors), equivalent to the efforts of one full time employee (i.e., and employee that works at least one thousand seven hundred sixty (1760) hours per year) for such Party.

1.7

“Intellectual Property Rights” or “IPR” means any intellectual and industrial property rights including, without limitation, patents, designs, utility models, copyright, database rights, trade marks, rights in know-how, trade secrets and confidential information and any other rights of similar or equivalent effect anywhere in the world.1.8 “Joint Results” means Results jointly owned by the Parties, as the case may be according to the Special Terms and Conditions of a Project.

1.9	“Party” means either Mantra or Alstom.

between Mantra and Alstom associated with the development of technologies and processes for the conversion of CO2 to chemical products, and determine the feasibility of manufacture and commercialization of products and equipment for the conversion of CO2 to chemical products for sale to Third Parties, all on the terms and conditions set forth in this Agreement.

1.11

“Project Results” or “Results” means any data or information obtained, or any work product, deliverable, or Foreground IPR made, by any Party whether solely or jointly with any other Party during the performance of a Project.

1.12

“Special Terms and Conditions” means the Project-specific terms and conditions to be mutually agreed upon by the Parties and signed and attached to this Agreement, forming a separate Addendum to this Agreement for each Project.

1.13	“Third Party” means a party other than Mantra and/or ALSTOM and/or any of its Affiliates.

1.14	“ERC Technology” means Mantra’s proprietary technology for the conversion of CO2 to chemical products, as described in Appendix A.

2	Scope of the Agreement

2.1

Mantra and Alstom agree to co-operate in the Projects related to the research and development of ERC Technology. The following items shall be defined for every Project in the Special Terms and Conditions for such Project:

-	The purpose, aims and objectives of the Project to be carried out under the terms of this Agreement (including the anticipated Results).
-	Technical description of the subject matter of Project, including clear sub- divisions of work to be carried out.
-	Share and/or allocation of costs.
-	The responsibilities of the Parties with regard to their work scope.
-	Both Parties’ contact persons and project managers.

2.2	This Agreement does not establish any obligation to perform a specific Project until the Special Terms and Conditions for such Project have been agreed upon.

2.3

The Special Terms and Conditions appended hereto will include Phases and/or Work Packages for each Project. The commencement of each Phase and Work Package shall be at Alstom’s sole option. Notwithstanding the inclusion of such Phases and/or Work Packages in the Special Terms and Conditions, Mantra shall not commence work on any Phase or Work Package without the prior written approval of Alstom, and neither party shall have any obligation with respect to any Phase or Work Package not approved by Alstom.

2.4

Mantra acknowledges that this Agreement is entered into by Alstom on behalf of itself and for the benefit of any Alstom Affiliates which may be nominated by Alstom from time to time by written notice to Mantra. Mantra agrees to perform its obligations towards Alstom, or towards any such nominated Alstom Affiliate. Alstom will cause such nominated Affiliates to comply with the provisions of this Agreement, as if they were parties hereto.

3	Performance of the Parties

3.1	Each Party undertakes to perform its obligations in connection with the Project, on the terms of this Agreement, as amended by the Special Terms and Conditions for that Project.

3.1	The Parties shall hold regular meetings (not less than once every six months) in order to inform each other on the status of the activities covered hereunder.

4	Confidentiality

4.1

Recipient agrees to maintain secret and confidential all Confidential Information, and to use the same exclusively for the purposes of this Agreement, and not to disclose the Confidential Information or make it otherwise available to any Third Party other than its employees, subcontractors, and licensees (subject to Article 4.3) to whom and to the extent that such disclosure is reasonably necessary for the purpose of the Projects. Without limiting the generality of the foregoing, the Recipient will not use, manufacture, or sell the Discloser’s Confidential Information or any device or means incorporating any of the Discloser’s Confidential Information, and will not use any of the Discloser’s Confidential Information as the basis for the design or creation of any device or means except in each of such cases as set out in this Agreement.

4.2	The obligations of Article 4 shall not apply to Confidential Information that:

-	was in the public domain at the time it was transmitted to the Recipient, or
-	became publicly available for reasons other than as a result of a breach of this Agreement, or
-	was in the Recipient’s possession, without any limitation regarding its disclosure at the time it was transmitted to the Recipient, or
-	was independently developed by the Recipient without the benefit of the Confidential Information, or
-	was obtained in good faith by the Recipient from a third party.

4.3

Recipient will, in each case prior to disclosure of Discloser’s Confidential Information, contractually impose a confidentiality obligation no less restrictive than the confidentiality obligation stipulated by this Agreement on:

	(a)	all of their employees and any consultant working for them to whom disclosure of such Confidential Information is necessary for the performance of the Project,

	(b)	their Affiliates or subcontractors contributing to the Project and any of their licensees authorized pursuant to Article 6.

4.4

Neither Party will disclose any terms or conditions of this Agreement, including the Parties named herein, to any person who is not a director, officer, employee or bona fide authorized representative of the Party or its Affiliates, without the prior written consent of the other Party except:

(a)

if such Party determines, acting reasonably, that disclosure is required by Law, the order of a government agency or by a court of competent jurisdiction, or during the course of its business or the performance of its obligations under this Agreement; and

	(b)	if such disclosure is not required by Law it is made under terms that restrict further disclosure to the extent necessary to protect the interests of the other Party.

4.5

Notwithstanding Article 4.4 above, for its commercial activities both Parties shall be entitled to provide information to their clients on the existence of the scope and objectives of a Project as long as such disclosures do not include the Confidential Information.

4.6	Neither Party will issue news releases or other public announcements without receiving the prior written consent of the other Party hereto.

4.7

The obligations under this Section 4 shall come into force on the date the Agreement is signed by both Parties and shall remain effective for a period of five (5) years after: (a) termination of this Agreement, or (b) the last Project being performed under this Agreement, whichever occurs later.

5	Intellectual Property Committee, Review, and Cooperation

Intellectual Property Committee

5.1

Formation. Promptly after the Effective Date, the Parties shall establish an intellectual property committee to oversee the intellectual property activities of the Parties under this Agreement, as more specifically provided herein (the “IPC” or the “Intellectual Property Committee”). The IPC shall keep the project managers of the Parties (the “PMs”) reasonably informed of its progress and activities within the Project and each Party shall bear all expenses related to their members’ participation on the IPC. The IPC shall perform the following:

(i)

discuss and, if appropriate, investigate any issues that a Party may raise with respect to the intellectual property rights of any Third Party relevant to the activities conducted pursuant to the Project and make recommendations to the PMs regarding appropriate actions, if any, with respect thereto;

(ii)	discuss, coordinate and monitor filings made with the respective governmental patent office(s), for patent rights relating to the Project made during the Term; and

(iii)	perform such other functions as may be assigned by the PMs to further the Project, as may be agreed upon by the Parties.

5.2

Membership. Each Party, in its sole discretion, shall appoint two (2) members to the IPC and shall provide written notice to each other Party of the names and contact information of all such appointed members within ten (10) days after the Effective Date.

5.3	Meetings. The IPC shall meet at least twice annually during the Term, in person or via teleconference or video conference, as mutually agreed by the IPC members.

5.4	Minutes. The IPC shall keep accurate written minutes of its deliberations, which shall be provided to the PMs within ten (10) business days after each meeting. .

5.5

Decisions and Dispute Resolution. All decisions of the IPC shall be made by unanimous vote, with each Party having one (1) vote. If the IPC is unable to resolve any dispute, controversy, or claim within thirty (30) days after it first addresses such matter (or such longer period as the Parties may mutually agree), then the dispute shall be submitted to the PMs for resolution.

Review & Cooperation in Patenting Activities.

5.6

The Parties will cooperate, through the IPC, in the patenting of Results. The Parties shall inform the IPC of all Project Results (whether or not patentable or otherwise subject to potential protection or registration), obtained by a Party in the course of this Agreement by means of reports or publication drafts made to the IPC. In addition, each Party will notify the IPC promptly after identifying any Result that it believes is patentable, and will supply the IPC with copies of that Result.

5.7

No patent application disclosing or claiming Results will be filed without notice to the IPC, who in turn will notify the PMs. The IPC will be given a copy of the draft patent application prior to the planned filing and 10 business days in which to review and comment prior to filing. Where necessary to protect the Parties’ respective patent rights, the Parties will cooperate to make patent application filings concurrently (i.e., on the same day). In addition, no patent application will be filed containing the Confidential Information of another Party without the prior written consent of the other Party.

Filing, Prosecution and Maintenance of Each Party’s Patent Rights.

5.8

Each Party shall have the sole and exclusive right, in such Party’s absolute discretion, but not the obligation, to draft, file, prosecute, maintain and enforce (collectively, “Prosecute”, or “Prosecution”) all patents and patent applications within each Party’s Results. In the case of Results jointly-owned by the Parties, the Parties shall reasonably cooperate with the others in the registration of IPR in the Results, where such registration is decided by the IPC, and shall share the cost associated with such registration, such as attorney filing, prosecution, and annuity fees and other reasonable costs associated with such registration.

5.9

In case a Party elects to abandon any Intellectual Property Rights arising from Results, including but not limited to patents, such Party shall inform the other Party prior to abandoning such Intellectual Property Rights. Upon request of the other Party, the first Party shall transfer all rights and title to such Intellectual Property Rights to the other Party. The other Party shall bear all costs related to the transfer and all costs for further maintaining the Intellectual Property Rights. Upon request of the first Party, the other Party shall grant to the first Party a non-exclusive, royalty-free license to use the Intellectual Property Rights.

6	Intellectual Property and Rights to Project Results

Ownership of Background Intellectual Property Not Affected

6.1

This Agreement does not affect the ownership of any Intellectual Property in any Background IPR or in any other technology, design, work, invention, software, data, technique, Know-how, or materials that are not Project Results. The Intellectual Property in them will remain the property of the Party that contributes them to the Project (or its licensors). No licence to use any Intellectual Property is granted or implied by this Agreement except the rights expressly granted in this Agreement.

6.2

Each Party shall bring to the attention of the other, in writing, any of its Background IPR and/or Third Party IPR of which it is aware prior to using such in a Project. Appendix 2 includes a listing of Background IPR and/or Third Party IPR expected to be used in the Project as of the Effective Date.

Licence of Background IPR

6.3

Each Party grants the other a royalty-free, non-exclusive licence to use its Background IPR solely for the purpose of carrying out the Project, but for no other purpose. Neither Party may grant any sub-licence to use the other's Background IPR (except that the ALSTOM may allow ALSTOM Affiliates, and any person working for or on behalf of ALSTOM or any ALSTOM Affiliate, to use the other Party’s Background IPR for the purpose of carrying out the Project).

Ownership of Results Under Project

6.4

Results first created in connection with the Project described in either Addendum A or Addendum B shall vest in and be owned absolutely by the Party first creating it, or shall be jointly owned by the Parties if jointly created.

License to Alstom Results

6.5

For Project Results owned by Alstom, Alstom grants to Mantra a non- exclusive, irrevocable, royalty-free and non-transferable right to use the Results to conduct work under this Agreement and for internal research and development activities. Mantra shall not be entitled to use or sub-license the Results for third party projects except with the prior written approval of Alstom. For avoidance of doubt, the license granted by Alstom under this Article 6.5 is limited to Alstom’s Project Results, which includes Alstom’s Foreground IPR but does not include Alstom’s Background IPR.

License and Option to Mantra Results

6.6

For Project Results owned by Mantra, Mantra hereby grants to Alstom a non- exclusive, royalty-free, fully paid-up commercial license with the right to grant sub-licenses. For avoidance of doubt, the license granted to Alstom under this Article 6.6 is limited to Mantra’s Project Results, which includes Mantra’s Foreground IPR but does not include Mantra’s Background IPR.

6.7

The Parties acknowledge that Alstom may desire to acquire either or both of (a) an exclusive license to Mantra’s Project Results (instead of the non- exclusive license provided in Article 6.6) and/or (b) a license to Mantra’s Background IPR reasonably required for commercialization of the Project Results (which license is not provided in Article 6.3); accordingly, Alstom shall have the right of options to (a) the exclusive license of Mantra’s Project Results, and/or (b) a license to any Background IPR reasonably required for commercialization of the Project Results (“Project-related Background IPR”). On Alstom’s request, Mantra shall (a) exclusively license to Alstom (or Alstom Affiliates if so designated) the rights in and to any or all such Project Results, and/or (b) license to Alstom (or Alstom Affiliates if so designated) the rights in and to any or all Project-related Background IPR, each in accordance with the following provisions:

(i)

The Parties will, if Alstom gives Mantra written notice of the license(s) for which Alstom desires to exercise its option (an “Option Notice”) at any time during the period of Three (3) months from the expiration or termination of this Agreement (the “Term of the Option”), negotiate the terms on which Mantra will exclusively license to Alstom Mantra’s Project results and/or license to Alstom any Project-related Background IPR identified by Alstom (the “Option License”).

(ii)

Following Mantra’s receipt of an Option Notice, the Parties will negotiate in good faith (taking into account the respective contribution of the parties), for a period of up to 6 months after the date of receipt of the Option Notice (the “Negotiation Period”) the terms of the Option License, which shall be reasonable and shall be negotiated and agreed between the Parties in good faith. If the Parties are unable to agree the terms of the Option License within the Negotiation Period, Alstom’s right to an Option License will lapse, except as provided in clause 6.7(iii) below.

(iii)

Mantra will not, until the end of the Negotiation Period, negotiate with any third party with a view to granting a licence to use Mantra’s Project Results or Project-related Background IPR, or assigning such Project Results or Project-related Background IPR, nor, after the end of the Negotiation Period, will Mantra grant a licence to or assign its Project Results to any third party on any terms more favourable than those offered to Alstom pursuant to this clause 6.7. In the event that Mantra desires to grant a license or to assign Mantra’s Project Results to any third party for use, or which may allow use, Mantra shall first offer such Project Results to Alstom on the same terms and conditions as are offered to the third party. Alstom shall have 30 days during which to accept said offer. If Alstom does not accept said offer within said period, Mantra shall be free to accept the third-party offer. If Mantra does not enter into an agreement with the third party on said terms and conditions and close the transaction within 90 days, Alstom’s right of first refusal shall be reinstated and the procedure described in this paragraph 6.7(iii) shall again be applicable.

(iv)	Until the end of the Negotiation Period, Mantra will keep all Mantra Project Results confidential.

6.8

Each Party shall ensure that its Affiliates, employees, consultants, contractors and agents conducting work under the Projects comply with the requirements of this Article 6 with respect to any Foreground IPR developed by such Affiliates, employees, consultants, contractors and agents directly as a result of the Project.

6.9

Either Party may assign any or all of its rights under Foreground IP to any of its Affiliates, subsidiaries, sibling corporations, parent, or successors in interest upon written notice to the other Party, and the other Party shall cooperate in the execution of documents necessary for such assignment.

7	Warranty and Liability

7.1

Each party represents to the other Party that it is not aware of any infringement of third party Intellectual Property Rights. As soon as either Party becomes aware of an infringement of third party intellectual property rights, it shall immediately notify the other Party thereof.

7.2	Mantra warrants that it will perform its obligations hereunder using state of the art methods and reasonable care and skill.

7.3

Except for the representations in Articles 7.1 and 7.2, any other representations or warranties are expressly excluded. In particular, (i) neither Party warrants to the other Party that the information supplied under this Agreement is accurate or complete; (ii) neither Party warrants the fitness for any purpose of the Results or that the Results can be further used for any specific developments or in connection with certain products or processes; (iii) neither Party warrants to the other Party that the Results achieved do not infringe third party intellectual property rights.

7.4

To the extent that any Party has the rights to products and/or services pursuant to Article 6 and chooses to commercialise products and/or services based on Results, such Party shall bear the sole responsibility for the conception of such products or services and shall be liable towards third parties in connection with such commercialisation.

7.5

Neither Party shall be liable towards the other Party for loss of profit, loss of use, loss of production, loss of contract or any other economic or financial loss or for any other special, indirect or consequential damages whatsoever.

8	Payments

8.1	Costs for each approved Work Package and Phase shall be no greater than that shown in the itemized budget for the relevant Project’s Special Terms and Conditions.

8.2

Mantra shall submit to ALSTOM a detailed, monthly invoice, specifying the services completed and the relevant Work Package and/or Phase. Alstom will pay Mantra approved fees and expenses for services performed in accordance with this Agreement within 30 days after receipt of invoice. The invoice will be submitted to Alstom within 60 to 90 days of the end of a Project. The payment of retention money for will be made after Alstom’s final acceptance of deliverables due under the Project. Alstom’s billing address is:

ALSTOM (Switzerland) Ltd.
Brown Boveri Str. 7
5401 Baden
Switzerland
Attn: Michal Bialkowski

Payments shall be submitted to the address noted on the invoice.

9	Duration and Termination of the Contract

9.1

This Agreement shall come into force upon signing by both Parties and, subject to section 9.2, shall remain valid for (five) 5 years or the completion of the last active Project, whichever last occurs. This Agreement may be extended at any time by the written agreement of both Parties.

9.2

On termination of a Project under this Agreement, both Parties undertake either to return or to demonstrably destroy all confidential information and data belonging to the other Party, which have been received during the period of the respective Project, provided, however, that the Parties may retain any Deliverables defined under the Special Terms and Conditions of a Project.

9.3	This Agreement may be terminated by either Party at any time upon three (3) months written notice.

9.4	Without prejudice to any other rights provided herein, either Party may terminate this Agreement by written notice to the other Party in the following cases:

insolvency, liquidation, commencement of insolvency or winding-up proceedings of either Party; or

either Party assigns or attempts to assign its rights or obligations under this Agreement or any part thereof to any other party (except as otherwise expressly provided under this Agreement) without the prior written consent of the other Party.

9.5

In the event of termination or expiration under this Agreement, Mantra shall immediately stop all work and provide Alstom with the latest drafts and completed versions of any Deliverables prepared by Mantra.

9.6

Upon early termination by Alstom, other than as a result of Mantra’s breach of this Agreement, Mantra shall be entitled to payments due for approved work completed on or before the date of termination and for which an acceptable invoice is submitted in accordance Article 8 of this Agreement.

9.7

The provisions of Articles 4, Error! Reference source not found., 6, 7, and 10 shall survive any expiration or termination of this Agreement. With respect to Article 5, Paragraphs 5.1 through 5.7 shall survive for a period of one (1) year after expiration or termination of this Agreement, and Articles 5.8 and 5.9 shall survive indefinitely

10	Dispute Settlement / Applicable Law

In the event of any dispute arising out of or in connection with this Agreement, the parties agree to submit the matter to settlement proceedings under the ICC ADR Rules. If the dispute has not been settled pursuant to the said Rules within 45 days following the filing of a Request for ADR or within such other period as the parties may agree in writing, such dispute shall be finally resolved under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules of Arbitration. The language of the arbitration shall be English. The place of arbitration shall be New York, USA. This Agreement shall be governed by, and construed in accordance with, the laws of New York, USA.

11	Miscellaneous

11.1	Any amendments, additions or changes to this Agreement shall be specified in writing in supplements and must be signed by all contracting parties.

11.2

This Agreement supersedes and cancels all previous understandings, negotiations, representations, and agreements between the Parties with respect to the subject thereof, whether oral or written. If Alstom issues a purchase order or other document purporting to relate to this Agreement, such document issued by Alstom shall be considered to be for Alstom’s internal use only, and the provisions contained therein shall not amend this Agreement except as may be expressly agreed to by Mantra in writing.

11.3	This Agreement, with attached Appendices and Addenda, constitutes the entire agreement between the Parties relative to the subject matter.

11.4

Whenever possible, provisions in this Agreement and its Appendices and Addenda will be construed as complementary rather than conflicting; however, in the case of an ambiguity or conflict, the documents will be interpreted and prevail in the following descending order of priority: this Agreement;

the Appendices to this Agreement in numerical order so that Appendix 1 has the highest priority and so on;

the Addenda to this Agreement in alphabetical order so that Addendum A has the highest priority and so on.

11.5

The failure of either Party to insist, in any one or more instances, upon the strict performance of any of the provisions of this Agreement or to exercise any right contained herein will not be construed as, or constitute in any way, a waiver, modification or relinquishment of the performance of such provision or right(s), or of the right to subsequently demand such strict performance or exercise such right(s). Unless expressly agreed to in writing, the rights will remain in full force and effect.

11.6

This Agreement and all rights hereunder are intended for the sole benefit of the Parties and will not imply or create any rights on the part of, or obligations to, any other Person, except as otherwise expressly provided for under this Agreement.

11.7

The Parties are independent contractors to each other, not partners or joint venturers. Neither Party will have any right, power or authority to enter into any contract or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party, unless expressly agreed otherwise in writing.

11.8

Either Party may assign this Agreement (or any part thereof) to any of its affiliates, subsidiaries, sibling corporations (including any ALSTOM joint venture corporation), parent, or successors in interest upon written notice to the other Party. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Parties.

11.9

If any provision of this Agreement should be found to be invalid, this shall not in any way affect the validity of the remaining provisions. To the extent that any provision is held void, invalid, unenforceable or inoperative, both Parties agree to negotiate in good faith to achieve an equitable adjustment in the provisions of this Agreement with a view to achieving the original purpose and intent of the Agreement.

Alstom (Switzerland) Ltd.

Place: _____________________

Date: ______________________

___________________________
(Signature)

___________________________
(Signature)

Mantra Energy Alternatives Ltd.

Place: _____________________

Date: ______________________

___________________________
(Signature)

___________________________
(Signature)

APPENDIX 1

Description of the “Technology”

Note: For a full description of the ERC technology and associated IP, see the patent application WO/2007/041872, “Continuous Co-current Electrochemical Reduction of Carbon Dioxide”.

The ERC (“Electro-Reduction of Carbon Dioxide”) technology employs an electrochemical reactor to convert carbon dioxide (CO2) into formate ions (HCO2-), and subsequently a formate salt (e.g. NaHCO2, KHCO2, or NH4CO2) or formic acid (H2CO2). In general the process involves the mixing of a CO2-containing gas stream with an aqueous liquid electrolyte, their co-current two-phase flow through and over a porous three-dimensional (3D) cathode at which the reduction reaction takes place, and the separation of the product. The process also involves a complementary oxidation reaction at the counter electrode, or anode, and the corresponding electrolyte handling.

The ERC reactor is generally composed of a number of compartments, or cells, each of which contains two electrodes spaced apart and separated into two chambers by an ionically conductive but electronically insulating layer that prevents mixing of the fluids in each compartment. The negatively charged electrode (cathode) is in the form of a fluid permeable conductive mass, such as a bed of particles or a fixed porous matrix, which is composed of an electronically conductive material, the surface of which is a good electro-catalyst for the desired reaction. CO2-containing gas and an ionically conductive liquid (cathode electrolyte, or catholyte) flow co-currently into the cathode chamber via an inlet, through and over this cathode where the desired reduction reaction takes place, and out of the cathode chamber via an outlet. A complementary oxidation reaction occurs at the counter-electrode (positively-charged terminal or anode), where an ionically conductive liquid (anode electrolyte, or anolyte) flows over or through this electrode, which can be flat or 3D. The operating parameters of this reactor are selected such that advantageous mass transfer characteristics are obtained.

While there are a wide variety of setups, reactants, products, and operating parameters through which ERC can be used, an example is provided below based on one of these embodiments. This example represents a small range of the ways in which ERC can be implemented, but is nonetheless illustrative.

In this example ERC is employed to convert CO2 to sodium formate (NaHCO2). An aqueous solution of a sodium salt such as sodium bicarbonate (NaHCO3) would be used as the catholyte, generally in concentrations of greater than 1 M to provide sufficient ionic conductivity. Additives such as sodium chloride (NaCl) may be included to further promote conductivity. This catholyte is mixed with a CO2-containing gas stream, which, depending on its composition, may be pretreated to remove particulates or other impurities. The mixture flows co-currently in two-phase flow into the cathode chamber(s) and over and through the 3D cathode. Employing a 3D structure for the cathode greatly increases the surface area available for reaction and reduces CO2 mass transfer constraint . An imposed potential difference between the two electrodes causes the following “primary” reaction to occur:

It is important to note that the active species in this reaction is aqueous carbon dioxide [CO2(aq)], as opposed to gaseous CO2 or bicarbonate. This fact necessitates the presence of CO2-containing gas in the reactor, as the solubility of CO2 in water is low. The presence of the gas provides the driving force for maintaining the concentration of CO2 (aq)in the electrolyte. The gas/liquid holdup ratio in the reactor is an important operating parameter, and is optimized where enough gas is available to maintain CO2 (aq)concentrations and enough liquid is available to provide sufficient conductivity. CO2 solubility increases with increasing CO2 partial pressure and decreasing temperature, and as a result the reactor may be run at super-atmospheric pressure (or, in the case of an impure gas stream, enriching its CO2 volume fraction) and at ambient temperatures.

The speciation between CO2(g)/CO2(aq)/HCO3-/CO3 2-, and thus the pH upon which this speciation is dependent, is critical to the efficacy of the process. High pH values will result in much of the aqueous CO2 being sequestered as carbonate, while low values will contribute to an undesirable side reaction that also occurs at the cathode:

Although Reaction 2 is thermodynamically favored over Reaction 1, the selection of an electro-catalyst with a high hydrogen overpotential (e.g. Pb, Sn, In, or Hg) for the cathode surface will promote Reaction 1 over Reaction 2. Operation above pH 7 and below pH 10 is preferred, to suppress both Reaction 2 and the sequestration of CO2 in carbonic species. The occurrence of Reaction 2 makes the direct formation of formic acid difficult, as this would require operation in acidic conditions. Other side reactions may occur to a small extent, such as the reduction of CO2 to CO orhydrocarbons. The “current efficiency” is an important indicator of performance, and represents the fraction of the current that is consumed in the primary desired reaction (CO2 reduction to formate).

At the anode a complementary oxidation reaction occurs. The function of the anolyte is both to provide electrons for reduction and provide cations to balance the charge. In the instance of producing NaHCO2, the anolyte would thus need to contain sodium ions, and would likely be sodium hydroxide (NaOH) or a sodium salt such as NaCl. The corresponding oxidation reactions are:

As a result of the oxidation, a co-product is formed. In the instances of hydroxide and chloride, the co-product would be oxygen gas and chlorine gas, respectively.

Both catholyte and anolyte leave the reactor through their respective outlets and are directed to phase separators. The CO2-containing cathode gas is separated, any hydrogen present removed or recovered, and the remaining gas vented or recycled. Product-containing catholyte liquid may be recycled to the reactor to increase product concentrations, and may undergo further concentration stages. Byproduct gas from the anode is vented or recovered and the anolyte is recycled to the reactor.

APPENDIX 2

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ADDENDUM A

Special Terms and Conditions for the CO2-to-Formate pilot project (“Pilot Project”)

RECITALS

WHEREAS, the Parties wish to pursue activities to design, install, operate and test a pilot based on the Technology and located in an industrial site (the “Pilot”), and evaluate the scale-up of such Pilot to commercial scale to determine the feasibility of manufacture and commercialization of products and equipment for the conversion of CO2 to Formate and Formic Acid for sale to Third Parties, all on the terms and conditions set forth in the Agreement and this Addendum.

A.1 DEFINITIONS

A.1.1 “Field” means the use of the Technology for the conversion of CO2 to formate and formic acid.

A.1.2 “Host Site” means Third Party provider of an industrial site to host the Pilot in a contract or similar agreement with a Party and/or its Affiliates in furtherance of or to assist a Party (and such Party’s Affiliates, as appropriate) in site arrangement, installation, operation, demonstrative and validation purpose or studies in such Party’s performance of the Pilot Project.

A.1.3 “Off-taker” means Third Party providing services to off-take at the Host Site formate and formic acid produced by the Pilot, and in a contract or similar agreement with a Party and/or its Affiliates in furtherance of or to assist such Party (and such Party’s Affiliates, as appropriate) performance of the Pilot Project.

A.1.4 “Work Plan” means the written plan agreed upon by the Parties describing in detail the development activities to be carried out in connection with the Pilot Project, including, without limitation, a description and summary of the technical targets and timelines for each of the activities to be conducted by the Parties, as well as appropriate allocation of FTE; which written plan may be amended from time to time by written agreement of the Parties. The Work Plan, and any amendment thereto, shall be attached this Agreement.

A.1.6 “Deliverables” means each Party shall deliver to the other Party all relevant information, data, reports and results arising from their respective performance of the Work Plan, describing in detail the work accomplished by such Party, along with any samples, materials, or other information reasonably requested by any other Party to support Alstom’s evaluation of whether the Pilot Project passes TCGR pursuant to Sections A.1.5 and A.5.1 herein. Any Deliverables delivered to a Party hereunder shall be owned by the delivering Party, subject to the intellectual property ownership provisions set forth in the Agreement and shall be deemed to be Confidential Information of the Party who own such Deliverables.

A.3 ROLES AND RESPONSIBILITIES

Party	Role	Responsibility
Mantra	Lead execution of Pilot Project	• Design of process and units operation based on the Technology
•    Selecting and securing a Host Site, ensuring that flue gas delivery, necessary utilities and waste are properly management for the safe operation of the Pilot.
•    Identifying a potential Off-taker to engage in the pilot validation
•    Engineering, Procurement and Construction of the Pilot at the Host
     Site utilizing an Approved Subcontractor
•    Leading the elaboration of the pilot instrumentation and validation plan, in collaboration with the Host Site and Alstom
•    Leading the commissioning of the Pilot, in collaboration with the Host
     Site and Alstom
•    Leading the Pilot operation and testings, in collaboration with Host
     Site, Off-taker and Alstom
•    Results analysis, in collaboration with Host Site and Alstom
• Investigate external funding/grant opportunities
Alstom	Provide pilot engineering, operation and testing services	• Conceptual design for a scaled up, commercial size plant: CAPEX,
     OPEX and end-product costs evaluation
•    Participate in making of pilot validation plan
•    Review design, results and analysis
•    Provide expertise for analytical, chemistry and engineering issues during project
• Investigate external funding/grant opportunities

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A.6 FINANCING

Mantra

Alstom

  In-kind contribution to project (ca. 1.5FTE for whole duration of the project) to deliver scope of work as described in section A.5.

A.7 CONTACT PERSONS

Mantra

Larry Kristof
#562 800 15355 24th Ave.
Surrey, BC, V4A 2H9
Canada
larry@mantraenergy.com
+1-604-616-9607

Alstom

Dr. Frederic Vitse
1409 Centerpoint Blvd
Knoxville, TN 37932-1962
USA
frederic.vitse@power.alstom.com
+1 865 560 1732

Dr. Steve Bedell
1409 Centerpoint Blvd
Knoxville, TN 37932-1962
USA
steve.bedell@power.alstom.com
+1 865 670 4462

ADDENDUM B

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B.5 ROLES AND RESPONSIBILITIES

Party	Role	Responsibility	Observation
Mantra	Test leader and upscale task owner	• Test preparation and execution • Electrode manufacturing • Results analysis • Reactor scale up • Conceptual design of the pilot

Alstom	Project sponsor, experimental data stakeholder and reviewer; supports conceptual design of the pilot	• Project management
•   Review results and analysis
•   Participate in the conceptual
     design of the pilot
•   Support selection of the pilot site.
•   Conceptual design for a scaled
     up pilot; provides integration
     support.
•   Provides support to engineering
design of the pilot.

B.6 WORK PACKAGES

B.6 MASTER TIME SCHEDULE

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B.7 FINANCING

Financing of project phases is subjected to the outcome of the review and to the conditions in Section 8. Table 3 shows the summary of the project cost and its breakdown for each phase of the project. Phase 1 of the project will be paid by Alstom with a 30% upfront payment. The remaining funding will be paid prior to commencing of each phase with the similar payment conditions as for Phase 1. In case an external funding is granted the contribution of Alstom will be reduced accordingly.

Table 3: The costs break down for each activity phase.

Project stage	Labour [CAN $]	Material [CAN $]
Phase 1: Baseline electrode/membrane selection	175’000	15’375
Phase 2: Improving catalyst functionality	225’000	15’375
Phase 3: Reactor scale-up Design	165’000	15’375
Phase 4: Conceptual pilot plant	20’000	15’375
Phase 5: Build and commission of pilot plant	TBD and depend of the outcome of prior Phases and the test vehicle and external funding opportunities
TOTAL	585’000+cost of Phase 5	61’500
  Future Technology Execution contribution to project (ca. 0.5 – 1.5 FTE for whole duration of the project)

There will be monthly project reviews between Mantra and Alstom to ensure the project is heading in the right direction and to plan the manpower/activities for the following month. These reviews will take place early in the final week of each month.

A.8 CONTACT PERSONS

Mantra

Larry Kristof
#562 800 15355 24th Ave.
Surrey, BC, V4A 2H9
Canada
larry@mantraenergy.com
+1-604-616-9607

Alstom

Dr. Michal Bialkowski
Future Technology Execution, Alstom Power
Geb 229B, Zentralstrasse 40, 5242 Birr
Switzerland
michal.bialkowski@power.alstom.com
Office: +41 58 506 5807
Cell: +41 79 596 52 86